UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

New Frontier Media, Inc.

(Exact name of registrant as specified in its charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-23697	84-1084061
(Commission File Number)	(IRS Employer Identification Number)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of Principal Executive Offices)

(303) 444-0900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

By correspondence received today, Dr. Skender Fani has resigned from the Company’s Board of Directors. Dr. Fani has requested that his resignation be deemed effective as of Sunday July 23, 2006. In his correspondence to the Company, Dr. Fani did not indicate any disagreement with the Company.

By reason of the foregoing, Dr. Fani will not be standing for re-election to the Company’s Board of Directors at the Annual Meeting of Shareholders to be held on August 15, 2006. In addition, due to the close proximity of the date of the Annual Meeting to the date of Dr. Fani’s resignation, his seat on the Board of Directors will remain vacant as of the date of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.	NEW FRONTIER MEDIA, INC

Dated: July 26, 2006	By:/s/ Michael Weiner
Michael Weiner
Chief Executive Officer